EXHIBIT  INDEX

Exhibit
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99.1     Text  of  press  release  dated April 15, 2003 titled "Semele Announces
Receipt  of  SEC  Comment  Letter  and  Postponement  of  SEC  Filing Deadlines"



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EXHIBIT  99.1

FOR  IMMEDIATE  RELEASE:


Semele Announces Receipt of SEC Comment Letter and Postponement of SEC Filing Deadlines


WESTPORT, CT- (OTC: VSLF.OB) April 15, 2003- Semele Group Inc., (the "Company"), announced that in January 2003, the Company received a comment letter from the Securities and Exchange Commission ("SEC") relating to the SEC staff's review of the Company's Annual Report on Form 10-KSB for the fiscal year ending December
31, 2001 and the Company's quarterly reports on Form 10-QSB for each of the first three quarters of fiscal 2002. In the comment letter, the Staff, among other things, asked the Company for additional information and support for its historical position related to the Company's accounting treatment associated with the acquisition of Equis II Corporation and the Special Beneficiary Interest in the four Delaware trusts (AFG Investment Trust A, AFG Investment Trust B, AFG Investment Trust C and AFG Investment Trust D). In fiscal 2000, the Company treated these acquisitions as a combination of entities under common control accounted for in a manner similar to a pooling of interests. The
Company responded to the staff's comments by providing additional information and support for its accounting treatment.

On April 3, 2003, the Company received an additional letter from the staff at the SEC in which the SEC staff disagreed with the Company's position and requested that the Company restate its 2001 financial information in its 2002 Form 10-KSB to account for the acquisition under the purchase method of accounting. The Company is in the process of restating its 2001 financial information, which includes consultation with its independent auditors.

As a result of the restatement, the Company will not be able to file its Form 10-KSB for the year ended December 31, 2002 by the extended filing deadline, April 15, 2003. The registrant expects to file the Form 10-KSB for the fiscal year ending December 31, 2002 as soon as reasonably possible.

SEMELE  CONTACT:
     James  A.  Coyne
     Semele  Group  Inc.
     200  Nyala  Farms
     Westport,  CT  06880
     Email:  jcoyne@equisgroup.com
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